As filed with the Securities and Exchange Commission on October 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

Guild Holdings Company

(Exact name of Registrant as specified in its charter)

Delaware	6162	85-2453154
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5887 Copley Drive

San Diego, California 92111

(858) 560-6330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Ann McGarry

Chief Executive Officer

Guild Holdings Company

5887 Copley Drive

San Diego, California 92111

(858) 560-6330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value per share (the “Common Stock”), reserved for issuance pursuant to the Guild Holdings Company 2020 Omnibus Incentive Plan (the “Plan”)	5,500,000	$14.50	$79,750,000.00	$8,700.73

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of the Common Stock.

(2)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 23, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Guild Holdings Company (the “Registrant” or the “Corporation”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) the Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-249225);

(2) the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 21, 2020, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(3) the Registrant’s current report on Form 8-K, filed on October 26, 2020.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Limitation of personal liability of directors and indemnification

Section 102(b)(7) of the Delaware General Corporation Law, as amended (the “DGCL”), permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in our bylaws, we are required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by our board of directors.

In addition, we have or will enter into separate indemnification agreements with each of our directors and officers that require us to indemnify these individuals to the fullest extent permitted under the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Our amended and restated bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our amended and restated bylaws authorize the Corporation to purchase and maintain insurance to protect the Corporation and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index immediately preceding the signature page hereto.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Guild Holdings Company (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 26, 2020).

4.2	Amended and Restated Bylaws of Guild Holdings Company (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on October 26, 2020).

4.3	Guild Holdings Company 2020 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed on October 9, 2020).

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Wachtell, Lipton, Rosen & Katz (contained in its opinion filed as Exhibit 5.1 hereto).

24.1*	Power of attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 26, 2020.

GUILD HOLDINGS COMPANY

By:	/s/ Mary Ann McGarry
Name:	Mary Ann McGarry
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Guild Holdings Company hereby severally constitutes and appoints Mary Ann McGarry, Terry L. Schmidt and Desiree A. Elwell, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 26, 2020.

	Signature	Title

By:	/s/ Mary Ann McGarry Mary Ann McGarry	Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Desiree A. Elwell Desiree A. Elwell	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

By:	/s/ Patrick J. Duffy Patrick J. Duffy	Chairman of the Board of Directors

By:	/s/ Terry L. Schmidt Terry L. Schmidt	President and Director

By:	/s/ Michael C. Meyer Michael C. Meyer	Director

By:	/s/ Martha E. Marcon Martha E. Marcon	Director

By:	/s/ Edward Bryant, Jr. Edward Bryant, Jr.	Director